SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (date of earliest event reported) December 5, 2002
                               (December 4, 2002)




                          CHESAPEAKE ENERGY CORPORATION
             (Exact name of Registrant as specified in its Charter)



   Oklahoma                         1-13726                      73-1395733
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(State or other jurisdiction   (Commission File No.)           (IRS Employer
      of incorporation)                                     Identification No.)


            6100 North Western Avenue, Oklahoma City, Oklahoma 73118
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               (Address of principal executive offices) (Zip Code)



                                 (405) 848-8000
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               (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 9.  REGULATION FD DISCLOSURE

     Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on December 4, 2002 announcing updated 2003 Forecast. The following was included in the press release:

     OKLAHOMA CITY, OKLAHOMA, DECEMBER 4, 2002 - Chesapeake Energy Corporation (NYSE:CHK) today announced an updated 2003 forecast that revises and replaces in its entirety Chesapeake's previous 2003 forecast, which had been last updated on November 4, 2002. The company's forecasts and estimates are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to the risks and uncertainties identified at the end of this release. Furthermore, these projections do not reflect the potential impact of unforeseen events that may occur subsequent to the issuance of this release.

     Chesapeake's updated guidance incorporates the effects of the company's agreement to purchase $300 million of Mid-Continent gas properties from Tulsa-based, ONEOK, Inc. The forecast assumes the transaction closes as scheduled on January 31, 2003. For 2003, the company is now projecting production of 207-212 billion cubic feet of gas equivalent (bcfe) (91% gas) compared to its previous projection of 190-195 bcfe (90% gas). Projected per unit operating expenses are expected to remain largely unchanged from the company's previous guidance: per mcfe lease operating expenses of $0.52-$0.56 (reduced from $0.58-$0.62), production taxes of $0.22-$0.24, marketing and other income of $0.04-$0.07 (increased from $0.03-$0.06), interest expense of $0.63-$0.67 (increased from $0.60-$0.65), general and administrative costs of $0.09-$0.10 and DD&A of oil and gas properties of $1.30-$1.35. Chesapeake's tax rate in 2003 should average 40%, all of which should be deferred. If the company is successful in trading or selling its Permian Basin assets in 2003, this guidance may need to be modified.

     Chesapeake also expects to report with its fourth quarter results a $7.5 million after-tax loss from the company's decision to write-down the carrying value of its investment in Seven Seas Petroleum Inc.'s senior secured debt (including accrued interest) to $7.5 million from $20.0 million. Chesapeake previously reported a $3.0 million after-tax impairment of the company's equity position in Seven Seas during the third quarter of 2002.

     This document  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include estimates and give our current expectations or forecasts of future events. They are based on our historical operating trends, our existing commodity hedging position and our current estimate of proved reserves. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. For example, statements concerning the fair values of derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Factors that could cause actual operating and financial results to differ materially from expected results include the volatility of oil and gas prices, our substantial indebtedness, our commodity price risk management activities, the cost and availability of drilling and production services, our ability to replace reserves, the availability of capital, uncertainties inherent in evaluating our own reserves and the reserves we acquire, drilling and operating risks and other risk factors described in the company's 2001 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

     Chesapeake Energy Corporation is one of the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.

     With the filing of this report on Form 8-K, we are updating the outlook on our website at www.chkenergy.com. We caution you that our outlook is given as of December 4, 2002 based on currently available information, and that we are not undertaking any obligation to update our estimates as conditions change or other information becomes available.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            CHESAPEAKE ENERGY CORPORATION



                                            By: /s/ Aubrey K. McClendon
                                                    ---------------------------
                                                    Aubrey K. McClendon
                                                  Chairman of the Board and
                                                   Chief Executive Officer

Dated:        December 5, 2002